Exhibit 3.5

BYLAWS

OF

TALAWAR TX INC.

(A DELAWARE CORPORATION)

ARTICLE I

Offices
Section 1.
Registered Office. The registered office of the corporation in the State of Delaware is 8 The Green, Suite R, City of Dover, County of Kent, 19901 or in such other location as the Board of Directors of the corporation (the “Board of Directors”) may from time to time determine or the business of the corporation may require.
Section 2.
Other Offices. The corporation will also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

Corporate Seal
Section 1.
Corporate Seal. The Board of Directors may adopt a corporate seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III

Stockholders’ Meetings
Section 1.
Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).
Section 2.
Annual Meeting.
(a)
The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, will be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.
(b)
At an annual meeting of the stockholders, only such business will be conducted as has been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL and applicable law, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this paragraph), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice will be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice will set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
(c)
Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
(d)
Only such persons who are nominated in accordance with the procedures set forth in this Section (or elected or appointed pursuant to Article IV of these Bylaws) will be eligible to serve as directors and only such business will be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the chair of the meeting will have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination will not be presented for stockholder action at the meeting and will be disregarded.
(e)
Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws is deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.
(f)
For purposes of this Section, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
Section 3.
Special Meetings.
(a)
Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chair of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by directors representing a quorum of the directors then serving on the Board of Directors or (iv) the holders of shares entitled to cast not less than 20% of the voting power of all then-outstanding shares of capital stock of the corporation, and will be held at such place, on such date, and at such time as the Board of Directors will fix.
(b)
If a special meeting is properly called by any person or persons other than the Board of Directors, the request must be in writing, specifying the general nature of the business proposed to be transacted, and must be delivered personally or sent by certified or registered mail, return receipt requested, or by electronic transmission to the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors will determine the time and place of such special meeting, which will be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request will cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) is to be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
Section 4.
Notice of Meetings. Except as otherwise provided by law, notice, given in accordance with Section 232 of the DGCL, of each meeting of stockholders will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting will be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 5.
Quorum. At all meetings of stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chair of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business will be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.
Section 6.
Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting of stockholders. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
Section 7.
Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, will be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents will have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy will be voted after three years from its date of creation unless the proxy provides for a longer period.
Section 8.
Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship where it is so provided, their acts with respect to voting (including giving consent pursuant to Section 13) will have the following effect: (a) if only one votes, such person’s act binds all; (b) if more than one votes and the vote is not evenly split, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even‑split for the purpose of subsection (c) will be a majority or even‑split in interest.
Section 9.
List of Stockholders. The corporation will prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
Section 10.
Action Without Meeting.
(a)
Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken, will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b)
A consent must be set forth in writing or in an electronic transmission. No consent will be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take action are delivered to the corporation in the manner required by the DGCL within 60 days of the first date on which a consent is so delivered to the corporation. All references to a consent in this Section mean a consent permitted by Section 228 of the DGCL.
(c)
If an action by consent is taken by stockholders by less than unanimous consent, prompt notice of the taking of the action by consent will be given to those stockholders as of the record date for the action by consent who have not consented and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent. If the action to which the stockholders consented is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section must state, in lieu of any statement required by such section concerning any vote of stockholders, that consent has been given in accordance with Section 228 of the DGCL.
(d)
A consent permitted by this Section shall be delivered: (i) to the principal place of business of the corporation; (ii) to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (iii) to the registered office of the corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested; (iv) subject to the next sentence, in accordance with Section 116 of the DGCL to an information processing system, if any, designated by the corporation for receiving such consents; or (v) when delivered in such other manner that complies with the DGCL. In the case of delivery pursuant to the foregoing clause (iv), such consent must set forth or be delivered with information that enables the corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder or member as proxy, such consent must comply with the applicable provisions of Section 212(c)(2) & (3) of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. A consent may be documented and signed in accordance with Section 116 of the DGCL, and when so documented or signed shall be deemed to be in writing for purposes of the DGCL; provided that if such consent is delivered pursuant to clause (i), (ii) or (iii) of subsection (d)(1) of Section 228 of the DGCL, such consent must be reproduced and delivered in paper form.
Section 11.
Organization.
(a)
At every meeting of stockholders, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chair of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, will act as chair. The Secretary, or, in the Secretary’s absence, an Assistant Secretary directed to do so by the Chief Executive Officer, will act as secretary of the meeting.

(b)
The Board of Directors is entitled to make such rules or regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chair permits, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting will be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV

Directors
Section 1.
Number and Term of Office. The authorized number of directors of the corporation will be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors have not been elected at an annual meeting, they may be elected as soon thereafter as convenient.
Section 2.
Powers. The business and affairs of the corporation will be managed by or under the direction of the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.
Section 3.
Term of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors will be elected at each annual meeting of stockholders to serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.
Section 4.
Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors will, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships will be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series will, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships must be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor has been elected and qualified. A vacancy in the Board of Directors will be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.
Section 5.
Resignation. Any director may resign at any time by delivering such director’s notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.

If no such specification is made, it will be deemed effective at the pleasure of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation or elsewhere in these Bylaws, when one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen will hold office for the unexpired portion of the term of the director whose place is vacated and until such director’s successor has been duly elected and qualified.
Section 6.
Removal. Subject to any limitations imposed by applicable law and unless otherwise provided in the Certificate of Incorporation, the Board of Directors or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.
Section 7.
Meetings
(a)
Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, or by electronic mail or other means of electronic transmission. No further notice will be required for a regular meeting of the Board of Directors.
(b)
Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chair of the Board of Directors, the Chief Executive Officer (if a director), the President (if a director) or any director.
(c)
Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means constitutes presence in person at such meeting.
(d)
Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors will be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other means of electronic transmission, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it will be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(e)
Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, will be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice signs a written waiver of notice or waives notice by electronic transmission. All such waivers will be filed with the corporate records or made a part of the minutes of the meeting.
Section 8.
Quorum and Voting.
(a)
Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors will consist of a majority of the total number of directors then serving; provided,

however, that such number will never be less than 1/3 of the total number of directors authorized except that when one director is authorized, then one director will constitute a quorum. At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors will have more or less than one vote per director on any matter, every reference in this Section to a majority or other proportion of the directors, including with respect to establishing a quorum for meetings of the Board of Directors or a committee thereof or the requisite vote for approval by directors or the Board of Directors or a committee thereof, will refer to a majority or other proportion of the votes of the directors.
(b)
At each meeting of the Board of Directors at which a quorum is present, all questions and business will be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 9.
Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission. A consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto will be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 10.
Fees and Compensation. Directors will be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained is to be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 11.
Committees.
(a)
Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee will have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.
(b)
Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors will consist of one or more members of the Board of Directors and will have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event will any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)
Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of paragraphs (a) or (b) of this Section may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member will terminate on the date of such member’s death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)
Meetings. Unless the Board of Directors otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section will be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee will constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present will be the act of such committee.
Section 12.
Duties of Chair of the Board of Directors. The Chair of the Board of Directors, when present, will preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board of Directors will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors designates from time to time. If there is no Chief Executive Officer and no President, then the Chair of the Board of Directors will also serve as the Chief Executive Officer of the corporation and will have the powers and duties prescribed in Section 29(b).
Section 13.
Organization. At every meeting of the directors, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is not a director or is absent, the President (if a director), or if the President is not a director or is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chair of the meeting chosen by a majority of the directors present, will preside over the meeting. The Secretary, or in the Secretary’s absence, any Assistant Secretary directed to do so by the Chief Executive Officer or President, will act as secretary of the meeting.
ARTICLE V

Officers
Section 1.
Officers Designated. The officers of the corporation will include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom will be elected or appointed from time to time by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it deems necessary. The Board of Directors may assign such additional titles to one or more of the officers as it deems appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation will be fixed by or in the manner designated by the Board of Directors.

Section 2.
Tenure and Duties of Officers.
(a)
General. All officers will hold office at the pleasure of the Board of Directors and until their successors have been duly elected or appointed and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, or by the Chief Executive Officer or other officer if so authorized by the Board of Directors.
(b)
Duties of Chief Executive Officer. The Chief Executive Officer will preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chair of the Board of Directors has been appointed and is present. The Chief Executive Officer will be the chief executive officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors designates from time to time.
(c)
Duties of President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President will preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chair of the Board of Directors has been appointed and is present. If the office of Chief Executive Officer is vacant, the President will be the chief executive officer of the corporation (including for purposes of any reference to Chief Executive Officer in these Bylaws) and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors designates from time to time.
(d)
Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents will perform other duties commonly incident to their office and will also perform such other duties and have such other powers as the Board of Directors or the President designates from time to time.
(e)
Duties of Secretary. The Secretary will attend all meetings of the stockholders and of the Board of Directors and will record all acts and proceedings thereof in the minute book of the corporation. The Secretary will give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary will perform all other duties provided for in these Bylaws and other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors will designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer designates from time to time.
(f)
Duties of Chief Financial Officer. The Chief Financial Officer will keep or cause to be kept the books of account of the corporation in a thorough and proper manner and will render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, will have the custody of all funds and securities of the corporation. The Chief Financial Officer will perform other duties commonly incident to such office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer designates from time to time.
(g)
Authority of Officers. The officers of the Corporation will serve at the pleasure of the Board of Directors and the officers’ authority shall be limited to management of the ordinary course, day-to-day business of the Corporation, with all other matters reserved to the Board of Directors. Matters reserved to the Board of Directors include, but are not limited to, taking any action with respect of the Corporation’s: (i) equity or equity linked securities; (ii) intellectual property; (iii) insurance; (iv) capital raising or strategic matters, and (v) tax returns and tax elections. Notwithstanding anything to the contrary in these Bylaws, no officer shall have the authority to enter into any transaction, incur any obligation, or make any commitment (including binding or non-binding term sheets) or expenditure on behalf of the Corporation in excess of Two Hundred Fifty Thousand Dollars ($250,000), individually or in the aggregate as part of a series of related transactions, without the prior approval of the Board of Directors.
Section 3.
Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 4.
Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation will be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation will become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation will not be necessary to make it effective. Any resignation will be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 5.
Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI

Execution Of Corporate Instruments And Voting
Of Securities Owned By The Corporation
Section 1.
Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name, or to enter into contracts on behalf of the corporation, except as otherwise provided by law or these Bylaws, and such execution or signature will be binding upon the corporation. All checks and drafts drawn on banks or other depositaries of funds to the credit of the corporation or on special accounts of the corporation will be signed by such person or persons as the Board of Directors authorizes so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 2.
Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, will be voted, and all proxies with respect thereto will be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chair of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

Shares Of Stock
Section 1.
Form and Execution of Certificates. The shares of the corporation will be represented by certificates, or will be uncertificated. Certificates for the shares of stock, if any, of the corporation will be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the corporation represented by certificate will be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation, including but not limited to the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 2.
Lost Certificates. A new certificate or certificates will be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it requires or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 3.
Restrictions on Transfer.
(a)
No holder of any of the shares of stock of the corporation (or of any Interest therein) may engage in and/or consummate any Prohibited Transaction, or enter into any agreement, arrangement, understanding or commitment with respect to any Prohibited Transaction, without the prior written consent of the corporation, upon duly authorized action of its Board of Directors. The corporation may withhold consent to a Prohibited Transaction for any legitimate corporate purpose, as determined by the Board of Directors. In the case of any Prohibited Transaction consented to by the corporation, the transferee, assignee, or other recipient shall receive and hold the stock or other applicable securities subject to the provisions of this Section 37, and there shall be no further Prohibited Transaction with respect to such stock or other applicable securities except in accordance with this Section 37.
(b)
A “Prohibited Transaction” means any of the following:

(1) any sale, transfer, conveyance, assignment, pledge, hypothecation, loan, other disposal or encumbering of, or any contract to sell, any shares of stock of the corporation or any Interest therein, whether, directly or indirectly, voluntarily or by operation of law, by gift or otherwise (a “Transfer”);

(2) any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of stock of the corporation;

(3) any transaction (or series of transactions) which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any stock of the corporation, even if any stock of the corporation would be disposed of by someone other than the stockholder (including as a result of any change of control of such stockholder or any transfer or assignment of any shares of stock of such stockholder, or of any direct or indirect legal or beneficial right or interest in such stockholder);

(4) any transaction (or series of transactions) involving any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any security of the corporation or with respect to any security that includes, relates to, or derives any significant part of its value from any stock of the corporation, or any other action otherwise reducing risk related to ownership of such stock including without limitation through hedging, forward contracts or other derivative instruments; or

(5) any grant of any proxy with respect to shares of the corporation other than (i) the granting of a revocable proxy to (x) officers or directors of the corporation at the request of the Board of Directors or (y) any other person with specific direction to vote such shares as directed by the holder of such shares, without discretion, or (ii) pursuant to an agreement (including, without limitation, a voting agreement) to which the corporation is party and which has been approved by the Board of Directors.

(c)
“Interest” means any legal or beneficial right or interest in the stock of the corporation, including without limitation rights to vote (including depositing any shares of stock into a voting trust) or to receive or participate in dividends or other income with respect thereto.
(d)
Any repurchase of stock by the corporation (i) at the original purchase price per share or less (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), upon the termination of employment or services, or (ii) at any price pursuant to the corporation’s exercise of a right of first refusal to repurchase such shares shall be deemed to have been consented to for purposes of this Section 37.
(e)
If a stockholder desires to enter into a Prohibited Transaction, then the stockholder will first give written notice to the corporation. The notice must name all other parties to the proposed Prohibited Transaction and state the number of shares or other securities or other rights or Interests that are proposed to be subject to the proposed Prohibited Transaction, the proposed consideration, and all other terms and conditions of the proposed Prohibited Transaction. Any shares proposed to be subject to a Transfer to which such Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Section 38 of these Bylaws.
(f)
At the option of the corporation, the stockholder will be obligated to pay to the corporation a reasonable fee related to the costs and time of the corporation and its legal and other advisors related to any proposed Prohibited Transaction.
(g)
Any Prohibited Transaction, or purported Prohibited Transaction, not made in strict compliance with this Section will be null and void, will not be recorded on the books of the corporation and will not be recognized by the corporation. Any transfers of record of shares of stock of the corporation will be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(h)
The restriction on Prohibited Transactions set forth in Section 37(a) will terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.
(i)
The certificates representing shares of stock of the corporation that are subject to the restriction on Prohibited Transactions set forth in Section 37(a) will bear on their face the following legend so long as the foregoing restriction on Prohibited Transactions is in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Section 4.
Right of First Refusal. No stockholder will Transfer any of the shares of stock of the corporation, except by a Transfer that meets the requirements set forth in this Section 38, in addition to any other restrictions or requirements set forth under applicable law or these Bylaws:
(a)
If the stockholder desires to Transfer any of the stockholder’s shares of stock, then the stockholder must first give written notice thereof to the corporation. The notice must name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.
(b)
For 30 days following receipt of such notice, the corporation has the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price will be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or a lesser portion of the shares, it will give written notice to the transferring stockholder of its election and settlement for said shares will be made as provided below in paragraph (d) of this Section.
(c)
The corporation may assign its rights hereunder.
(d)
In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation will so notify the transferring stockholder and settlement thereof will be made in cash within 30 days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) will pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.
(e)
In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Section 37 of these Bylaws, within the 60-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice that were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder will continue to be subject to the provisions of this Section 38 in the same manner as before said Transfer.
(f)
Anything to the contrary contained herein notwithstanding, the following transactions are exempt from the right of first refusal contained in this Section 38:
(1)
A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership or limited liability company of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership or the controlling member(s) of such limited liability company. “Immediate family” as used herein means spouse, life partner or similar statutorily-recognized domestic partner, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;
(2)
A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution will be conducted in the manner set forth in this Section 38;

(3)
A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;
(4)
A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;
(5)
A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;
(6)
A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; or
(7)
A Transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient will receive and hold such stock subject to the provisions of this Section and any other restrictions set forth in these Bylaws, and there will be no further Transfer of such stock except in accord with this Section and the other provisions of these Bylaws.

(g)
The provisions of this Section 38 may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of all then-outstanding shares of capital stock of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Section 38 may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of all then-outstanding shares of capital stock of the corporation.
(h)
Any Transfer, or purported Transfer, of securities of the corporation will be null and void unless the terms, conditions, and provisions of this Section 38 are strictly observed and followed.
(i)
The foregoing right of first refusal will terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.
(j)
The certificates representing shares of stock of the corporation that are subject to the right of first refusal contained in this Section 38 will bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(k)
To the extent this Section conflicts with any written agreements between the corporation and the stockholder attempting to Transfer shares, such agreement will control.
Section 5.
Fixing Record Dates.
(a)
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the

Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)
In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date will not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action without a meeting in accordance with Section 228 of the DGCL will, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors will promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, will be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.
Registered Stockholders. The corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII

Other Securities Of The Corporation
Section 1.
Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35 of these Bylaws), may be signed by the Chair of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security is authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security is issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, will be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who has signed or attested any bond, debenture or other corporate security, or whose facsimile signature appears thereon or on any such interest coupon, has ceased to be such officer before the bond, debenture or other corporate security so signed or attested has been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature has been used thereon had not ceased to be such officer of the corporation.
ARTICLE IX

Dividends
Section 1.
Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 2.
Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors thinks conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X

Fiscal Year
Section 1.
Fiscal Year. The fiscal year of the corporation will be fixed by resolution of the Board of Directors.
ARTICLE XI

Indemnification

Section 1.
Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)
Directors and Executive Officers. The corporation will indemnify its directors and executive officers (for the purposes of this Article, “executive officers” has the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation will not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under paragraph (d) of this Section.
(b)
Other Officers, Employees and Other Agents. The corporation will have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors will have the power to delegate the determination of whether indemnification will be given to any such person except executive officers to such officers or other persons as the Board of Directors determines.
(c)
Expenses. The corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in such director’s or officer’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section, no advance will be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph will not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)
Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section to a director or executive officer will be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action, if successful in whole or in part, will be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation will be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation will be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that such person’s conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(e)
Non‑Exclusivity of Rights. The rights conferred on any person by this Section are not exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.
(f)
Survival of Rights. The rights conferred on any person by this Section will continue as to a person who has ceased to be a director or executive officer and will inure to the benefit of the heirs, executors and administrators of such a person.
(g)
Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.
(h)
Amendments. Any repeal, amendment or modification of this Section is only prospective and does not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(i)
Saving Clause. If this Section or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the corporation will nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that has not been invalidated, or by any other applicable law. If this Section is invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation will indemnify each director and executive officer to the full extent under applicable law.
(j)
Certain Definitions. For the purposes of this Section, the following definitions apply:
(1)
The term “proceeding” is to be broadly construed and includes, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(2)
The term “expenses” is to be broadly construed and includes, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(3)
The term the “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, stands in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(4)
References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5)
References to “other enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan is deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.
ARTICLE XII

Notices
Section 1.
Notices.
(a)
Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as otherwise required by law, any notice to stockholders may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address) as it appears on the records of the corporation and will be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation.
(b)
Notice to Directors. Any notice required to be given to any director may be given by the method stated in paragraph (a) of this Section, or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it will be sent to such address as such director has filed in writing with the Secretary, or, in the absence of such filing, to the last known address of such director.
(c)
Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, will in the absence of fraud, be prima facie evidence of the facts stated therein.
(d)
Methods of Notice. It is not necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e)
Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person is not required and there is no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that is taken or held without notice to any such person with whom communication is unlawful has the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate will state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)
Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws will be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent is deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent is revocable by the stockholder by written notice to the corporation.
ARTICLE XIII

Amendments
Section 1.
Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders requires the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE XIV

Loans To Officers
Section 1.
Loans to Officers. Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors approves, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws is deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
ARTICLE XV

Miscellaneous

Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.